Exhibit 99.1

                   Sonic Solutions Updates Financial Guidance


     NOVATO, Calif.--(BUSINESS WIRE)--Nov. 8, 2005--Sonic Solutions (Nasdaq:SNIC) management in a conference call today updated financial guidance for the remaining two quarters in fiscal year 2006 and provided an initial forecast for fiscal year 2007.
     For its third fiscal quarter ending December 31, 2005, the Company anticipates revenues to be in the range of $37 million to $40 million, and fully diluted earnings to be between $0.25 and $0.30 per share. For its fourth fiscal quarter ending March 31, 2006, the Company anticipates revenues to be in the range of $38 million to $42 million, and fully diluted earnings to be between $0.28 and $0.38 per share.
     For fiscal year 2007, Sonic forecasts that revenue will be between $175 million and $190 million and that operating income will be between $42 and $55 million, or an increase over fiscal 2006 of approximately 100% (Sonic has not yet selected its method for stock option valuation under SFAS No. 123R, Share-Based Payment; for purposes of this projection the Company has included an expense of approximately $8 million for stock option compensation based upon the stock option compensation expense of approximately $7.7 million in fiscal year 2005 set forth in Footnote 1 of its most recent Annual Report on Form 10-K).
     All guidance numbers are based upon U.S. generally accepted accounting principles.

    About Sonic Solutions

     Sonic Solutions (Nasdaq: SNIC; http://www.sonic.com) is the leader in digital media software, providing a broad range of interoperable, platform independent software tools and applications for creative professionals, business and home users, and technology partners. Sonic's products range from advanced DVD authoring systems and interactive content delivery technologies used to produce the majority of Hollywood DVD film releases, to the award-winning Roxio- and Sonic-branded CD and DVD creation, playback and backup solutions that have become the premier choice for consumers, prosumers and business users worldwide.
     Sonic products are globally available from major retailers, online at Sonic.com and Roxio.com, and are bundled with personal computers ("PCs"), after-market drives and consumer electronic devices. Sonic's digital media creation engine is the de facto standard and has been licensed by major software and hardware manufacturers, including Adobe, Microsoft, Scientific-Atlanta, Sony, and many others. Sonic Solutions is headquartered in Marin County, California.
     Sonic, the Sonic logo, Sonic Solutions, and Roxio are trademarks or registered trademarks of Sonic Solutions in the United States and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic under license.

     Forward-Looking Statements

     This press release and Sonic's second quarter ended September 30, 2005 earnings conference call contain forward-looking statements that are based upon current expectations. Such forward-looking statements include revenue and earnings per share guidance for the fiscal quarters ending December 31, 2005, March 31, 2006, the fiscal year ending March 31, 2006 and the fiscal year ending March 31, 2007; the gross margin, operating margin, effective tax rate and cost of compliance with the Sarbanes-Oxley Act of 2002, as amended ("SOX"), assumed for the guidance; the continuing effects of the increase in operating expenses and headcount in connection with the Roxio acquisition; and favorable expectations about Sonic's consumer electronics strategy and ability to take advantage of the convergence of the PC and consumer electronics industries. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, Sonic's ability to successfully integrate Roxio's Consumer Software Division and former employees into Sonic's business and realize the anticipated synergies and cost savings from the acquisition; general customer and market reaction to the Roxio acquisition; the timely introduction and acceptance of new products, including but not limited to Sonic's high definition series products; the costs associated with new product introductions and the possible adverse effect on gross margin; the transition of products to new hardware configurations and platforms; unforeseen increases in operating expenses as a result of the Roxio acquisition, new product introductions, cost of SOX compliance or business expansion; loss of significant customers due to the Roxio acquisition and other market conditions; risks related to acquisitions and international operations; and other factors, including those discussed in Sonic's annual and quarterly reports on file with the Securities and Exchange Commission. This press release should be read in conjunction with Sonic's most recent quarterly report on Form 10-Q and Sonic's other reports on file with the Securities and Exchange Commission, which contain a more detailed discussion of Sonic's business including risks and uncertainties that may affect future results. Sonic does not undertake to update any forward-looking statements.


    CONTACT: Sonic Solutions
             A. Clay Leighton, 415-893-8000
             Fax: 415-893-8008
             clay_leighton@sonic.com
             or
             Market Street Partners
             Carolyn Bass, 415-445-3232
             Susan Coss, 415-445-3237
             investinsonic@sonic.com